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                                                           Exhibit 5


                      [McDermott, Will & Emery Letterhead]


                                                                August 11, 1999


Alternative Resources Corporation
100 Tri-State International
Suite 300
Lincolnshire, IL 60069

Dear Ladies and Gentlemen:

     We have acted as counsel for Alternative Resources Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 700,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to certain non-qualified stock options (the "Option Agreements") constituting the Alternative Resources Corporation Key Employee Stock Option Plan (the "Plan").

     We have examined or considered:

     1.       A copy of the Company's Amended and Restated Certificate of
              Incorporation;

     2.       A copy of the Amended and Restated By-Laws of the Company;

     3. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Option Agreements; and

     4.       Copies of the Option Agreements constituting the Plan.

        In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

        We are of the opinion that the Common Stock, when issued pursuant to and in accordance with the terms of the respective Option Agreements and against payment of the purchase price provided for therein, will be legally issued, fully paid and nonassessable.

        We hereby consent to the reference to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                Yours very truly,


                                /s/ McDermott, Will & Emery